SECURITIES  AND EXCHANGE COMMISSION
                   Washington,  D.C.    20549



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                            FORM 8-K

                         CURRENT REPORT



             Pursuant to Section 13 or 15 (d) of the
                 Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported ):
                      September 27, 1996



               MAINSTREET  BANKGROUP INCORPORATED
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             (Exact name of as specified in charter)


Virginia                      0-8622         54-1046817
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(State or other            (Commission       IRS Employer
 jurisdiction of           File Number)    Identification No.)
 incorporation)



       P.O. BOX 4831, Martinsville, Virginia    24115-4831
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      (Address of principal executive offices )  (Zip Code)




Registrant's telephone number, including area code: 540-666-6724







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Item 2.    Acquisition or Disposition of Assets

     This current report on Form 8-K is being filed by MainStreet BankGroup Incorporated ("Registrant"), as required by Rule 11-01(b), to report that the Registrant completed its acquisition of the First National Bank of Clifton Forge, Clifton Forge, Virginia, on September 27, 1996, having received all required regulatory and shareholder approvals.

     The shareholders of The First National Bank of Clifton Forge (First National) met September 5, 1996 and approved the merger. Shares voted for the acquisition of First National Bank of Clifton Forge by MainStreet BankGroup Incorporated were 273,081 or 86.69% of the 315,000 shares outstanding. Shares voted against the acquisition were 4,552 or 1.45%. Shares not voted were 37,367 or 11.86%.

     Under terms of the agreement, each shareholder of First National common stock had the option to receive 4.89 shares of Registrant's common stock for each share of First National stock, or $83.20 per share if the cash election was chosen. Fractional shares resulting from the conversion will be settled at $17.981 per share. Of the 315,000 shares of First National stock, 11,968 elected the cash option, resulting in approximately $995,738 being paid in cash for these shares. The remaining 303,032 shares of First National stock will be exchanged for approximately 1,481,644 shares of Registrant's common stock with approximately $3,017 being paid in cash for fractional shares. The total cash paid will be approximately $998,755.

Item 7.     Financial Statements and Exhibits

(a)  Financial Statements of Business Acquired

The financial statements required for The First National Bank of Clifton Forge were filed previously by MainStreet BankGroup Incorporated pursuant to Rule 3-01 and 3-02 for the periods specified in Rule 3-05(b) and are herein incorporated by reference to Forms S-4 filed on June 18, 1996 (amended June 19,
1996) and August 28, 1996.

(b)  Pro Forma Financial Information

Proforma financial information regarding the acquisition of The
First National Bank of Clifton Forge by Registrant is herein incorporated by reference to Forms S-4 filed on June 18, 1996
(amended June 19, 1996) and August 28, 1996.

(c)  Exhibits

Exhibit 99.1  Consent of Persinger & Company, L.L.C.








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                           Signatures

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                         MAINSTREET BANKGROUP INCORPORATED

Date:  October 3, 1996        By:
                                   -----------------------
                                   James E. Adams
                                   Group Executive
                                   Chief Financial
                                   Officer/Treasurer